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                                                                    EXHIBIT 10.2


                             STOCKHOLDER AGREEMENT


         THIS STOCKHOLDER AGREEMENT (the "Agreement") is entered into as of the ____ day of June 1998, by and among UNIPHASE CORPORATION, a Delaware corporation ("Uniphase"), KONINKLIJKE PHILIPS ELECTRONICS N.V., a company duly established under the laws of The Netherlands and having its registered office in Eindhoven, The Netherlands ("Philips" and individually or collectively with any person to whom Philips transfers its rights under this Agreement pursuant to Section 2.10 below, "Holder").


                                    RECITALS

         WHEREAS, Uniphase, Philips, Philips Optoelectronics B.V. ("OPTO") and certain subsidiary corporations and other business entities controlled by Uniphase are parties to that certain Master Purchase Agreement, dated as of May 29, 1998 (the "Purchase Agreement") and the other Sale Agreements (as defined in the Purchase Agreement), which provide for the acquisition of OPTO and the Activity (as defined in the Purchase Agreement) by the Uniphase Parties (as defined in the Purchase Agreement) in exchange for certain shares of Uniphase Common Stock (as defined in the Purchase Agreement) issued to Philips on or prior to the date hereof (the "Closing Common Stock").

         WHEREAS, pursuant to the Purchase Agreement, a total of 100,000 shares of Uniphase Preferred Stock (as defined in the Purchase Agreement) were issued to Philips, and such shares of Uniphase Preferred Stock are convertible into additional shares of Uniphase Common Stock (the "Earn-Out Common Stock" and collectively with the Closing Common Stock as the "Common Stock") in accordance with that Series A Preferred Agreement (as defined in the Purchase Agreement).

         WHEREAS, the parties wish to provide herein for certain registration rights with respect to the Common Stock at the election of a Philips representative to the Uniphase Board of Directors and certain restrictions that shall apply to Philips Entities (as defined in the Purchase Agreement) during any period in which the Philips Entities shall own or be deemed to own 5% or more of the outstanding shares of Uniphase Common Stock.


         NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:




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         1.       GENERAL

                  1.1. Definitions in Purchase Agreement. Accept as herein specifically provided, any terms defined in the Purchase Agreement shall have the same meaning for the purpose of this Agreement.

                  1.2. Other Definitions. As used in this Agreement the following terms shall have the following respective meanings:

                           "EXCHANGE ACT" means the Securities Exchange Act of
1934, as amended from time to time.

                           "HOLDER" means any person owning of record
Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

                           "MARKET VALUE" means, at any date set forth herein,
the product of: (i) the average last reported sale price on the NASDAQ National Market (or any other national securities exchange upon which the Uniphase Common Stock shall be registered) of one share of Uniphase Common Stock over the ten
(10) trading days ending immediately prior to such date; and (ii) the number of shares of Uniphase Common Stock held by a Holder or Holders to be registered on behalf of such Holder or Holders, as the case may be.

                           "REGISTER," "REGISTERED," and "REGISTRATION" refer to
a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                           "REGISTRABLE SECURITIES" means (i) any shares of
Closing Common Stock (ii) any shares of Earn-Out Common Stock issued or issuable upon conversion of the Uniphase Preferred Stock, and (iii) any Uniphase Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of Uniphase Common Stock. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 promulgated under the Securities Act or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

                           "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be
the number of Registrable Securities as are issued and outstanding as of a specified date.

                           "REGISTRATION EXPENSES" shall mean all expenses
(other than Selling Expenses) incurred by Uniphase in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration, filing fees and qualifications, printing expenses, fees and disbursements of counsel for Uniphase, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits




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incident to or required by any such registration (but excluding the compensation of regular employees of Uniphase which shall be paid in any event by Uniphase).

                           "SECURITIES ACT" shall mean the Securities Act of
1933, as amended from time to time.

                           "SELLING EXPENSES" shall mean all underwriting
discounts and selling commissions applicable to the sale.

                           "FORM S-3" means Form S-3 under the Securities Act as
in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Uniphase with the SEC.

                           "SEC" or "COMMISSION" means the Securities and
Exchange Commission.


         2.       REGISTRATION; RESTRICTIONS ON TRANSFER

                  2.1.     Restrictions on Transfer of Voting Stock

                           2.1.1.   Philips shall not, directly or indirectly,
sell, assign, pledge, hypothecate or otherwise transfer any shares of the Closing Common Stock (or any right, title or interest therein) for a period of one year following the date hereof.

                           2.1.2. Any purported transfer in violation of this
Section 2.1 shall be void.

                           2.1.3.   Each certificate representing Registrable
Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws, Uniphase's bylaws, or as provided elsewhere in this Agreement):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
            UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS UNIPHASE HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO UNIPHASE AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.




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                           2.1.4.   Uniphase shall be obligated to reissue
promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to Uniphase) reasonably acceptable to Uniphase to the effect that the securities proposed to be disposed of may lawfully be disposed of without registration, qualification or legend.

                  2.2.     Demand Registrations

                           2.2.1.   Right to Demand Registration. Subject to the
conditions of this Section 2.2, if Uniphase shall receive a written request from the Holders of Registrable Securities (the "Initiating Holders") that Uniphase file a registration statement under the Securities Act covering the registration of Registrable Securities then outstanding having a Market Value of not less than $10,000,000, then Uniphase shall, within thirty (30) days of the receipt of such request, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

                           2.2.2.   Underwriting.  If the Initiating Holders
intend to distribute the Registrable Securities covered by their request by means of a firm commitment underwritten offering, they shall so advise Uniphase as part of their request made pursuant to this Section 2.2, and Uniphase shall include such information in the written notice referred to in Section 2.2.1. The Initiating Holders shall designate any underwriter or underwriters to be retained in connection with any registration pursuant to this Section 2.2, which underwriter or underwriters shall be reasonably acceptable to Uniphase. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting and Uniphase, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.2, if the underwriter in good faith advises Uniphase that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then any securities to be sold on behalf of Uniphase or any stockholder of Uniphase (other than Holders) shall be excluded from such registration to the extent required by such limitation. If a limitation on the number of shares to be included in such registration shall still be required after giving effect to the limitation in the preceding sentence, Uniphase shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. In the event that the reduction in Registrable Securities to be included in such registration reduces the number of Registrable Securities to be so registered to less than fifty percent (50%) of the Registrable Securities requested to be so registered pursuant to this Section 2.2, Uniphase shall be obligated to proceed with the registration and such




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registration shall not be counted for the purpose of clause (2) or (3) of
Section 2.2.3 below. If any Holder disapproves of the terms of the underwritten offering, it may elect to withdraw therefrom by prompt written notice to Uniphase, the underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration. Subject to the foregoing limitations and Section 2.2.4, Uniphase shall have the right to include securities to be sold on its behalf in any offering registered pursuant to this
Section 2.2.

                           2.2.3.   Uniphase shall not be required to effect a
registration pursuant to this Section 2.2:

                                    1.      prior to one (1) year from the date
of this Agreement, provided that a holder may give notice and require that the Company take steps necessary to ensure that such registration is effective upon the first anniversary of this Agreement; or'

                                    2.      after any holder has demanded three
(3) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective; or

                                    3.      after any Holder has demanded one
(1) registration pursuant to this Section 2.2 during the preceding twelve (12) month period, and such registration has been declared or ordered effective.

                           2.2.4.   Exclusivity.  If the Initiating Holders do
not advise Uniphase of their intent to distribute the Registrable Securities covered by their request by means of a firm commitment underwritten offering, they shall have the right to require that Uniphase not register any additional shares or allow any other registration statement to become effective, whether on that registration statement or otherwise (other than a registration on Form S-8, Form S-4 or any successor to such forms), for a period not to exceed 30 days after effectiveness of the registration statement on which the Initiating Holders' shares are being registered. Such right to demand exclusivity shall preclude any other person from exercising piggy-back registration rights similar to Section 2.3.

                  2.3. Piggyback Registrations. Uniphase shall notify all Holders of Registrable Securities in writing promptly but in any event at least twenty (20) days prior to the initial filing of any registration statement under the Securities Act to register any of its securities either for its own account or the account of any holder or holders of Uniphase equity securities, but excluding registration statements relating to employee benefit plans or with respect to corporate mergers, combinations, acquisitions, reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement (and any related qualification under blue sky laws or other compliance), and in any underwritten offering therein all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen
(15) days after the above-described notice from Uniphase, so notify Uniphase in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by Uniphase, such Holder shall




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nevertheless continue to have the right to include any Registrable Securities in any subsequent such registration statement or registration statements pursuant to this Section 2.3.

                           2.3.1.   Underwriting.  If the registration statement
under which Uniphase gives written notice under this Section 2.3 is for an underwritten offering, Uniphase shall so advise the Holders of Registrable Securities in such written notice. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Securities in the underwritten offering to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwritten offering and Uniphase shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Uniphase. Notwithstanding any other provision of the Agreement, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the securities of Uniphase (other than Registrable Securities) held by officers or directors and by other shareholders (other than shareholders holding Pari Passu Registration Rights (as hereinafter defined) (the "Pari Passu Holders"), shall be excluded from such registration to the extent so required by such limitation, and if a limitation of the number of shares is still required, then the underwriter may limit the number of Registrable Securities and securities held by Pari Passu Holders to be included in the registration, such limitation to be allocated pro rata among the Holders and the Pari Passu Holders based on the number of Registrable Securities and securities held by Pari Passu Holders otherwise requested to be included in such registration. No such reduction shall reduce the securities being offered by Uniphase for its own account to be included in the registration and underwriting. If any Holder disapproves of the terms of the underwritten offering, it may elect to withdraw therefrom by prompt written notice to Uniphase and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

                           2.3.2.   Right to Terminate Registration. Uniphase
shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by Uniphase in accordance with Section 2.5 hereof.

                  2.4. Form S-3 Registration. In case Uniphase shall receive from any Holder or Holders of Registrable Securities then outstanding, having a Market Value of not less than $5,000,000, a written request or requests that Uniphase effect a registration on Form S-3 or any similar short-form registration statement and any related qualification or compliance with respect to Registrable Securities, Uniphase will:

                           2.4.1.   promptly give written notice of the proposed
registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                           2.4.2.   as soon as practicable, use its best efforts
to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable




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Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from Uniphase, provided, however, that Uniphase shall be obligated to file a registration statement no later than one hundred twenty (120) days after receipt of a request under this Section 2.4.

                           2.4.3.   Notwithstanding anything herein to the
contrary, Uniphase shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                                    1.       To the extent Form S-3 (or any
successor or similar form) is not available for such offering by the Holders; or

                                    2.       if the Holders propose to sell
Registrable Securities and such other securities (if any) with a Market Value of less than $2,500,000; or

                                    3.       if Uniphase has, within the twelve
(12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 2.4.

                           2.4.4.   Underwriting.  If the Holders intend to
distribute the Registrable Securities covered by their request by means of a firm commitment underwriting, they shall so advise Uniphase as a part of their request made pursuant to this Section 2.4, and Uniphase shall include such information in the written notice referred to in Section 2.4.1. The Holders shall designate any underwriter or underwriters to be retained in connection with any registration pursuant to this Section 2.4, which underwriter or underwriters shall be reasonably acceptable to Uniphase. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. Uniphase and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

                           2.4.5.   Subject to the foregoing, Uniphase shall
file a Form S-3 registration statement covering the Registrable Securities and no other securities as soon as practicable after receipt of the request or requests of the Holders, but in no event later than 120 days from the receipt of such request.

                  2.5. Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, Section 2.3 or Section 2.4 herein shall be borne by Uniphase. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. Uniphase shall not, however, be required to pay for expenses of any registration proceeding




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begun pursuant to Section 2.2, the request of which has been subsequently withdrawn by the Initiating Holders unless the withdrawal is pursuant to Section
2.7. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested and such Holders shall not forfeit their rights pursuant to Section 2.2 to demand registration. If Uniphase is required to pay the Registration Expenses of a withdrawn offering (other than pursuant to Section 2.7), then the Holders shall forfeit their rights pursuant to Section
2.2 to one demand registration.

                  2.6. Obligations of Uniphase. Whenever required to effect the registration of any Registrable Securities, Uniphase shall, at its expense, as expeditiously as reasonably possible:

                           2.6.1.   Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for up to one hundred and twenty (120) days (or two (2) years, if such registration is pursuant to Section 2.4 hereof) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

                           2.6.2.   Prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           2.6.3.   Furnish to the Holders such number of copies
of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                           2.6.4.   Use all reasonable efforts to register and
qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders.

                           2.6.5.   In the event of any underwritten public
offering, enter into and perform its obligations (including reasonable indemnification) under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                           2.6.6.   Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make




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the statements therein not misleading in the light of the circumstances then existing.

                           2.6.7.   Furnish, at the request of a majority in
interest of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing Uniphase for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated as of such date, from the independent certified public accountants of Uniphase, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable standards governing such accountants, to the Holders requesting registration of Registrable Securities.

                  2.7. Delay in Registration. Uniphase shall have the right to delay the filing or effectiveness of any registration statement contemplated by Section 2.2, 2.3 or 2.4 for one or more periods, aggregating not more than sixty (60) days in any twelve month period, in the event that (i) Uniphase would, in accordance with the written advice of its legal counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the reasonable judgment of the Uniphase's Board of Directors, there is a reasonable likelihood that such disclosure would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect Uniphase.

                  2.8. Termination of Registration Rights. A Holder's registration rights shall expire at such time as all Registrable Securities held by such Holder can reasonably be expected to be able to be sold under Rule 144 under the Securities Act during any ninety (90) day period.

                  2.9.     Delay of Registration; Furnishing Information

                           2.9.1.   No Holder shall have any right to obtain or
seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                           2.9.2.   It shall be a condition precedent to the
obligations of Uniphase to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to Uniphase such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.




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                  2.10.    Indemnification. In the event any Registrable
Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                           2.10.1.  To the extent permitted by law, Uniphase
will indemnify and hold harmless each Holder, the partners, members, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by Uniphase: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Uniphase of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law and related to any action or inaction required of Uniphase in connection with the offering covered by such registration statement; and Uniphase will reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.10.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Uniphase, which consent shall not be unreasonably withheld, nor shall Uniphase be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

                           2.10.2.  To the extent permitted by law, each Holder
will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless Uniphase, each of its directors, its officers, and legal counsel and each person, if any, who controls Uniphase within the meaning of the Securities Act, any underwriter, any person who controls such underwriter, and any other Holder selling securities under such registration statement or any of such other Holder's partners, members, directors or officers or any person who controls such other Holder, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law and related to any action or inaction of required of the Holders, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs by reason of reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and




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each such Holder will reimburse any legal or other expenses reasonably incurred by Uniphase or any such director, officer, controlling person, underwriter or other Holder, or partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.10.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.10 exceed the net proceeds from the offering received by such Holder.

                           2.10.3.  Promptly after receipt by an indemnified
party under this Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

                           2.10.4.  If the indemnification provided for in this
Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall, to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

                           2.10.5.  The obligations of Uniphase and the Holders
under this Section 2.10 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. In the event any offering of Registrable Securities is underwritten, and the underwriting agreement provides for indemnification and/or contribution by Uniphase in favor of the Holders offering securities thereunder or of such Holders in favor of Uniphase, the indemnification and/or contribution obligations of Uniphase and the Holders hereunder shall in no event exceed the respective obligations of the parties set forth in such underwriting agreement.

                  2.11. Assignment of Registration Rights. The rights to cause Uniphase to register Registrable Securities pursuant to this Section 2 may be assigned by Philips to a transferee or assignee of Registrable Securities that (i) is another Philips Entity, or (iii) acquires Registrable Securities having a Market Value at the time of assignment of $5,000,000 or more; provided, however, (A) the transferor shall, within a reasonable time after such transfer, furnish to Uniphase written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

                  2.12. Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Uniphase and the Holders of more than fifty percent (50%) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.12 shall be binding upon each Holder and Uniphase. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

                  2.13. Limitation on Subsequent Registration Rights. After the date of this Agreement, Uniphase shall not, without the prior written consent of the Holders of more than sixty-six and two-thirds percent (66%) of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of Uniphase that would grant such holder registration rights senior to or on a parity with those granted to the Holders hereunder, provided that Uniphase may grant subordinate (including without limitation as to cutback) registration rights to future equity investors in Uniphase without such consent, provided further that Uniphase may grant pari passu registration rights ("Pari Passu Registration Rights") to holders or prospective holders of the Uniphase's securities that are effective after the Holders shall cease to hold more than five percent (5%) of Uniphase Common Stock (prior to the Issue Date, giving effect to the hypothetical issuance of Uniphase Common Stock at the Penalty Conversion Ratio (as defined in the Certificate of Designation), and provided further, that nothing contained herein shall limit the ability of Uniphase to register (without participation by the Holders) any shares of Uniphase Common Stock issuable on conversion or exchange of any convertible note or other derivative security originally issued by Uniphase after the date hereof, subject to the foregoing. Any right given by Uniphase to any holder or prospective holder of Uniphase securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the provisions hereof and with the rights of the Holders provided herein.

                  2.14. "Market Stand-Off" Agreement. If requested by Uniphase as the representative of the underwriters of Uniphase Common Stock (or other securities), neither Uniphase nor any Holder shall sell, assign, pledge, hypothecate or otherwise transfer or dispose of any shares of Uniphase Common Stock (or other securities of Uniphase) held by Uniphase or such Holder (other than those included in an effective registration statement filed prior to such request), or any right, title or interest therein, for a period specified by the representative of the underwriters not to exceed one hundred twenty (120) days following the effective date of a registration statement of Uniphase filed under the Securities Act, provided that all Holders shall receive the benefit of any period less than 120 days if such shorter period is offered by the managing underwriters or underwriter for such offer, to any person required by such underwriter to be subject to such restriction.

         The obligations described in this Section 2.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. Uniphase may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred twenty
(120) day period.

                  2.15. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, Uniphase agrees to use its best efforts to:

                           A.       Make and keep public information available,
as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times;

                           B.       Take such action as is necessary to enable
the Holders to utilize Form S-3 for the sale of Registrable Securities;

                           C.       File with the SEC, in a timely manner, all
reports and other documents required of Uniphase under the Exchange Act and the Securities Act; and

                           D.       So long as a Holder owns any Registrable
Securities, furnish to such Holder forthwith upon request: (i) a written statement by Uniphase as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act; (ii) a copy of each annual and quarterly report of Uniphase; and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

                  2.16. Covenant Not to Impair. Uniphase shall not take any action or fail to take any action which could reasonably impair the ability of Uniphase to perform its obligations pursuant to this Section 2.

                  2.17. No Outstanding Registration Rights. Uniphase hereby represents and warrants to Philips that, other than the rights granted to Philips hereunder, no Person has any right to require Uniphase to register any shares of Uniphase's capital stock held by such Person.


         3.       COVENANTS OF PHILIPS

                  3.1. Standstill Provisions. For the Standstill Period (as defined in Section 3.7 below), Philips shall not (and shall not permit any Philips Affiliate to), directly or indirectly, acquire from other holders of Uniphase Common Stock, or other securities convertible into or exchangeable or exercisable for Uniphase Common Stock, beneficial ownership of any Uniphase Common Stock, any options, warrants or other securities exercisable for, convertible into or exchangeable for Uniphase Common Stock, or any other right to acquire Uniphase Common Stock (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any Uniphase Common Stock or Uniphase Preferred Stock generally), or authorize or make a tender, exchange or other offer which would result in such an acquisition, without the written consent of Uniphase; provided that:

                           3.1.1.   Philips (either directly or through a
Philips Affiliate) shall have the right at any time to effect open market purchases of Uniphase Common Stock to the extent the aggregate number of shares of Uniphase Common Stock then held by Philips Entities is below five percent (5%) of the then total number of outstanding shares of Uniphase Common Stock; and

                           3.1.2.   This Section 3.1 shall not apply to the
acquisition by Philips (or a Philips Affiliate) of the Earn-Out Common Stock.

                  3.2. Notice of Purchases. Philips shall promptly advise management of Uniphase as to Philips' (or a Philips Affiliate's) acquisitions of additional shares of Uniphase Common Stock, or rights thereto, within a reasonable time period not to exceed thirty (30) days after such acquisition. All open market purchases of Uniphase Common Stock by Philips (or Philips Affiliates) shall be made in compliance with applicable laws and regulations.

                  3.3. No Voting Arrangements. Without Uniphase's prior written consent, Philips (or Philips Affiliates) shall not deposit any shares of Uniphase Common Stock in a voting trust or subject any Uniphase Common Stock to any arrangement or agreement with respect to the voting of such Uniphase Common Stock.

                  3.4. No Proxies. Without Uniphase's prior written consent, Philips (or Philips Affiliates) shall not solicit proxies with respect to any Uniphase Common Stock, nor shall Philips (or Philips Affiliates) become a "participant" in any "election contest" (as such terms are used in Rule 14a-11 promulgated under the Exchange Act) relating to the election of directors of Uniphase; provided however, that Philips (or Philips Affiliates) shall not be deemed to be a "participant" by reason of the membership of Philips' designees on Uniphase's Board of Directors as provided in Section 4.1 below.

                  3.5. No Partnerships. Philips (or Philips' Affiliates) shall not join any partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person for the purpose of acquiring, holding, voting or disposing of Uniphase Common Stock.

                  3.6. Voting of Shares Owned by Phillips. During the Standstill Period and subject to Section 4 hereof, Philips (directly or through Philips Affiliates) agrees to vote any shares of Uniphase Common Stock held by Philips (directly or through Philips Affiliates) for management's nominees to Uniphase's Board of Directors, and, unless Uniphase otherwise consents in writing, on all other matters to be voted on by the stockholders in the same manner and in the same proportion as the votes cast by holders of the majority of the outstanding shares of Uniphase Common Stock voting with respect to the applicable matter, except that Philips may vote its Uniphase Common Stock as it determines as to any proposed amendment to the certificate of incorporation of Uniphase or any other proposal that Philips determines in good faith materially and adversely affects the rights, preferences and privileges of the Uniphase Preferred Stock held by the Philips Entities.

                  3.7. Standstill Period, Termination of Philips' Covenants. The covenants set forth in Sections 3.1 through 3.6, inclusive, shall remain in full force and effect until the first to occur of the expiration of five (5) years from the date hereof or any of the following events (the "Standstill Period"):

                           (i)      Uniphase shall be in material breach of its
obligations under the Sale Agreements (other than the Lease or the Site Services Agreement), and such breach shall not have been cured following five (5) Business Days' written notice from Philips;

                           (ii)     a third party shall acquire "control" of
Uniphase ("control" being defined as the ability presently or prospectively to direct the management and policies of Uniphase, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and being presumed any time any such third party shall have greater than 30% of the voting power to elect directors of Uniphase or the power to elect or designate directors who fill 20% of the board seats of Uniphase); or

                           (iii)    Uniphase shall in any way facilitate the
acquisition by a third party of "control" of Uniphase (whether by entering into an agreement for the acquisition of control, recommendation by the Board of Directors of Uniphase of, or failure to reject, a tender offer by a third party, issuance of common stock, or otherwise, whether or not "control" is actually acquired by a third party.

                  3.8. Confidential Information. Uniphase from time to time may disclose to the Philips certain technical and nontechnical business information which Uniphase advises Philips to be confidential. Notwithstanding any other provision of this Agreement, Philips shall not disclose such information to third parties (other than information developed or received independently by Philips) until the earliest of (i) the date upon which such information becomes public knowledge through no fault of the Philips, (ii) the date upon which Uniphase discloses such information to a third party on an unrestricted basis, (iii) the date such information is required to be disclosed by law or by a court of competent jurisdiction or a regulatory agency, or (iv) the fifth anniversary of the date of disclosure. In the event that Philips or any of its representatives is requested or required to disclose confidential information by law or by a court or regulatory agency, Philips will provide Uniphase with prompt notice of such request or requirement so that Uniphase may seek a protective order. Philips further acknowledges and understands that any information so obtained which may be considered "inside" non-public information will not be utilized by the Philips in connection with purchases and/or sales of Uniphase's securities except in compliance with applicable state and federal securities laws.


        4.        PHILIPS BOARD REPRESENTATION

                  From and after the date hereof and until the later of the date on which no shares of Uniphase Preferred Stock remain outstanding or the date on which Philips ceases to hold more than five (5%) of the outstanding Uniphase Common Stock, Philips shall be entitled to nominate a non-executive director on the Board of Directors of Uniphase, and Uniphase shall use its reasonable best efforts (including, without limitation, the solicitation of proxies) to cause such Philips' nominee to be elected as a member of the Board of Directors (including creation of a vacancy and filling it with such nominee at the Closing). Such director shall have equal rights in relation to the other directors and Uniphase shall use its best effort to have such director participate as a member of all committees of the Board of Directors other than the compensation committee.


         5.       MISCELLANEOUS

                  5.1. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

                  5.2. Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of Uniphase pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by Uniphase hereunder solely as of the date of such certificate or instrument unless otherwise expressly stated herein.

                  5.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by, and to the extent permitted by law be binding upon, each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by Uniphase of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, Uniphase may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

                  5.4. Entire Agreement. This Agreement, the Exhibits and Schedules hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  5.5.     Amendment and Waiver

                           5.5.1.   Except as otherwise expressly provided, this
Agreement may be amended or modified only upon the written consent of Uniphase and the holders of more than fifty percent (50%) of the Registrable Securities.

                           5.5.2.   Except as otherwise expressly provided, the
obligations of Uniphase and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of more than fifty percent (50%) of the Registrable Securities.

                  5.6. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default, or noncompliance of Uniphase under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default, or noncompliance, or any acquiescence therein, or of any similar breach, default, or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default, or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

                  5.7. Incorporation by Reference. Sections 13.3, 13.5, 13.9 and 13.10 of the Purchase Agreement are hereby incorporated by this reference.

                  5.8. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement as of the date set forth in the first paragraph hereof.

UNIPHASE:                                   PHILIPS:
UNIPHASE CORPORATION                        KONINKLIJKE PHILIPS ELECTRONICS N.V.

By: /s/ DAN E. PETTIT                       By: /s/ WILLEM HAVERKAMP
   ------------------------------------        ---------------------------------
   Dan E. Pettit, Senior Vice President     Title:
                                                  ------------------------------